UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/31/2009

INNOSPEC INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13879

Delaware	98-0181725
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Innospec Manufacturing Park, Oil Sites Road, Ellesmere Port, Cheshire, CH65 4EY, UK
(Address of principal executive offices, including zip code)

011 44 151 355 3611
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 31, 2009, Innospec Inc. announced the appointment of Mr. Robert I. Paller, 75, to its Board of Directors. Mr. Paller has been appointed with effect from November 1, 2009 until the next annual meeting of shareholders of the Company on May 6, 2010 when he may be nominated for election for a term of three years. Mr. Paller will join the Board's Nominating and Governance Committee.

Mr. Paller will receive an annual fee and meeting fees for attendance at regularly scheduled board and committee meetings commensurate with that paid to other non-employee directors. Mr. Paller will be eligible to receive discretionary stock-based awards under the Company's Non-Employee Directors Stock Option Plan.

A copy of the press release dated August 31, 2009 announcing Mr. Paller's appointment is attached as Exhibit 99.1 to this report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOSPEC INC.

Date: September 01, 2009	By:	/s/ Andrew Hartley
Andrew Hartley
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release announcing appointment of Robert I. Paller as a Non-Executive Director of Innospec Inc.